SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 12, 2004

                             Alpena Bancshares, Inc.
             (Exact name of registrant as specified in its charter)

         Federal                        0-31957                   38-3567362
----------------------------      ---------------------     --------------------
(State or other jurisdiction      (Commission File No.)        (IRS Employer
     of incorporation)                                       Identification No.)



  100 S. Second Ave., Alpena, Michigan                              49707
  ------------------------------------                           ----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (989) 356-9041


                                 Not Applicable
                       ----------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On November 12, the board of directors of Alpena Bancshares, Inc. (the "Registrant") appointed Michael W. Mahler as Executive Vice President, Secretary and Treasurer. Mr. Mahler had been the Chief Financial Officer, Treasurer and Corporate Secretary since November 2002. From September 2000 until November 2002, Mr. Mahler served as Corporate Controller for Besser Company, Alpena, Michigan, an international producer of concrete products equipment. From 1990 until 2000, Mr. Mahler was employed at LTV Steel Company, East Chicago, Indiana where he served in financial roles of increasing responsibility and served, from 1997 until 2000, as Controller for a northeast Michigan division.

         On November 12, the Registrant's board of directors appointed Amy E. Essex as Chief Financial Officer. Ms. Essex had been the Registrant's Internal Auditor and Compliance Officer since March 2003. Prior to March 2003, Ms. Essex spent eight years as the Director of Tax and Risk Management for Besser Company, Alpena, Michigan, an international producer of concrete products equipment. Ms. Essex is a certified public accountant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                               ALPENA BANCSHARES, INC.


DATE:  November 19, 2004                    By: /s/ Michael W. Mahler
                                               ---------------------------------
                                               Michael W. Mahler
                                               Executive Vice President